AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           MONTEREY HOMES CORPORATION

                             A Maryland Corporation

                                     BYLAWS

                                       OF

                           MONTEREY HOMES CORPORATION

                                   ARTICLE I.
                                   ----------

                                  Stockholders
                                  ------------

Section 1. Annual Meetings.
--------------------------

                  The annual meeting of the stockholders of the Corporation shall be held on such date within the month of June (or such other date within each calendar year) as may be fixed from time to time by the Board of Directors. Not less than ten nor more than 90 days' written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section 1 of Article IX hereof. The business to be transacted at the annual meetings shall include the election of directors and any other business within the power of the Corporation. All annual meetings shall be general meetings at which any business may be considered without having been specified as a purpose in the notice unless otherwise required by law.

Section 2. Special Meetings Called By Managing Director and Co-President or
---------------------------------------------------------------------------
Board of Directors.
-------------------

                  At any time in the interval between annual meetings, special meetings of stockholders may be called by a Managing Director and Co-President or by the Board of Directors. Not less than ten days' nor more than 90 days' written notice stating the place, day and hour of such meeting and the matters proposed to be acted on thereat shall be given in the manner provided in Section 1 of Article IX. No business shall be transacted at any special meeting except that specified in the notice.

Section 3. Special Meeting Called by Stockholders.
--------------------------------------------------

                  Upon the request in writing  delivered to the Secretary by the stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting, it shall be the duty of the Secretary to call a special meeting of the stockholders. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, but no such meeting shall be required to be called for the election of directors except under the circumstances set forth in Section 10 of Article I or Sections 7(b) or 7(c) of
Article II of these Bylaws. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than ten nor more than 90 days' notice of the time, place and purpose of the meeting in the manner provided in Section 1 of Article IX. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.

Section 4. Place of Meetings.
-----------------------------

                  All meetings of stockholders shall be held at the principal executive offices of the Corporation or at such other place within the United States as may be fixed from time to time by the Board of Directors and designated in the notice.

Section 5. Quorum.
------------------

                  At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting shall constitute a quorum. In the absence of a quorum, the Chairman (or other presiding officer) of the meeting, or the stockholders present in person or by proxy acting by majority vote, may adjourn the meeting from time to time without notice other than by announcement at the meeting, but not for a period exceeding 120 days after the record date, until a quorum shall attend. The stockholders present in person or by proxy at a duly organized meeting may continue to conduct business, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

Section 6. Adjourned Meetings.
------------------------------

                  A meeting of stockholders convened on the date for which it was called (or one adjourned to achieve a quorum as above provided in Section 5 of this Article) may be adjourned from time to time by the Chairman (or other presiding officer) of the meeting, or by the stockholders present in person or by proxy acting by majority vote, without further notice except by announcement at the meeting, to a date not more than 120 days after the record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

Section 7. Voting.
------------------

                  A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any other matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Charter or these Bylaws. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Article VIII, Section 3 of these Bylaws. Unless otherwise provided in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.
                                        3
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Section 8. Proxies.
-------------------

                  A stockholder may vote the shares owned of record either in person or by proxy executed in writing and signed by the stockholder or by duly authorized attorney-in-fact. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of the co-owner(s) or co-fiduciary(ies), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. At all meetings of stockholders, the proxies shall be filed with and verified by the Secretary of the Corporation, or, if the meeting shall so decide, by the Secretary of the meeting.

Section 9. Order of Business.
-----------------------------

                  At all meetings of stockholders, any stockholder present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

                  (1) Organization

                  (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.)

                  (3) Submission by Secretary of the Corporation to the Chairman (or other presiding officer) of the meeting of a list of the stockholders entitled to vote, present in person or by proxy.

                  (4) A reading of unapproved minutes of preceding meetings of stockholders and action thereon.

                  (5) Reports.

                  (6) If an annual meeting, or a special meeting called for that purpose, the election of directors.

                  (7) Unfinished business.

                  (8) New business.

                  (9) Adjournment.

Section 10. Removal of Directors.
---------------------------------

                  At any special meeting of the stockholders called in the manner provided for by this Article, the stockholders, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, may remove any director or directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.

Section 11. Informal Action by Stockholders.
--------------------------------------------

                  Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders entitled to vote thereon and such consent is filed with the records of stockholders' meetings.

Section 12. Advance Notice of Matters to be Presented at an Annual Meeting of
-----------------------------------------------------------------------------
Stockholders.
-------------

                  At an annual meeting of the stockholders, commencing with the annual meeting to be held in 1998, only such business shall be conducted as shall have been properly brought before the meeting as set forth below. To be properly brought before an annual meeting, such business must (1) be specified in the notice of the meeting (or any supplement thereto) given by the Corporation pursuant to Section 1 of Article IX of these bylaws, or (2) be brought before the meeting by or under the direction of the Board of Directors (or a Managing Director and Co-President), or (3) be properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, not less than 20 days nor more than 30 days prior to the meeting (or, with respect to a proposal required to be included in the Company's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received); provided, however, that in the event that less than 30 days' notice or prior public disclosure of the date of the meeting is given or made by the Corporation, notice by the stockholder to be timely must be so received by the Secretary not later than the close of business on the 10th day following the earlier of the day on which the Corporation's notice of the date of the annual meeting was mailed or the day on which the Corporation's first public disclosure of the date of the annual meeting was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (ii) the name and address of the stockholder proposing such business, (iii) the class and number of share of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

                  Notwithstanding anything in these Bylaws to the contrary, no business shall be
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conducted at the annual  meeting  except in accordance  with the  procedures set forth in this Section 12.

                  The Chairman (or other presiding officer) at the meeting shall have the authority, if the facts warrant, to determine that business was not properly brought before the meeting in accordance with the provisions of this
Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 13. Advance Notice of Nominees for Directors.
-----------------------------------------------------

                  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders held after the annual meeting in 1995. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders or at a special meeting of stockholders as to which the notice of meeting provides for election of directors, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or under the direction of the Board of Directors or by any nominating committee appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, such stockholder's notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 20 days nor more than 30 days prior to the meeting; provided, however, that in the event that less than 30 days' notice or prior public disclosure of the date of the meeting is given or made by the Corporation, notice by the stockholder to be timely must be so received by the Secretary no later than the close of business on the 10th day following the earlier of the day on which the Corporation s notice of the date of the meeting was mailed or the day on which the Corporation's first public disclosure of the date of the meeting was made. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes lo nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (ii) the class and number of shares of Stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934 or any successor rule thereto; and (b) as to the stockholder giving the notice, (i) the name and address o the stockholder and
(ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

                  The Chairman (or other presiding officer) at the meeting shall have the authority the facts warrant, to determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective
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nomination shall be disregarded.

                                   ARTICLE II.
                                   -----------

                                    Directors
                                    ---------

Section 1. Powers.
------------------

                  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws. A director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.

Section 2. Number; Term of Office; Removal.
-------------------------------------------

                  The number of directors of the Corporation may be increased or decreased from time to time by vote of a majority of the entire Board of Directors to a number not less than five and not greater than nine. The directors shall be divided into two classes designated Class I and Class II. Each Class shall consist of one-half of the directors or as close thereto as possible. Each director whose term shall have expired at an annual meeting of stockholders shall be elected for a term running until the second annual meeting of stockholders next succeeding his or her election and until his or her successors shall have been duly elected an qualified. A director may be removed from office as provided in Article I, Section 10 of these Bylaws.

Section 3. Annual Meeting; Regular Meetings.
--------------------------------------------

                  As soon as practicable after each annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business. No notice of the annual meeting of the Board of Directors need be given if it is held immediately following the annual meeting of stockholders and at the same place. Other regular meetings of the Board of Directors may be held at such times and at such places, within or without the State of Maryland, as shall be designated in the notice for such meeting by the party making the call. All annual and regular meetings shall be general meetings, and any business may be transacted thereat.

Section 4. Special Meetings.
----------------------------

                  Special meetings of the Board of Directors may be called by a Managing Director and Co-President, or by two or more directors, or by a majority of the members of the executive committee if one be constituted.
                                        7
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Section 5. Quorum; Voting.
--------------------------

                  A majority of the Board of Directors shall constitute a quorum for the transaction of business at every meeting of the Board of Directors; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period exceeding ten days at any one time or 60 days in all, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as hereinafter provided or as otherwise provided by the Charter or by law, directors shall act by a vote of a majority of those members in attendance at a meeting at which a quorum is present.

Section 6. Notice of Meetings.
------------------------------

                  Except as provided in Section 3 of this Article, notice of the time and place of every regular and special meeting of the Board of Directors shall be given to each director in the manner provided in Section 2 of Article IX hereof. Subsequent to each Board meeting, and as soon as practicable thereafter, each director shall be furnished with a copy of the minutes of said meeting. At least 24 hours notice shall be given at all meetings. The purpose of any meeting of the Board of Directors need not be stated in the notice.

Section 7. Vacancies.
---------------------

                  (a) If the office of a director becomes vacant for any reason, including increase in the size of the Board, such vacancy may be filled by the Board by a vote of a majority of directors then in office, although such majority is less than a quorum. If the Corporation seeks to remain qualified as a real estate investment trust, then any replacement for an Independent Director shall be nominated by a majority of any Independent Directors remaining on the Board.

                  (b) If the vacancy occurs as a result of the removal of a director by the stockholders, the stockholders may elect a successor at the meeting at which the removal occurs. Failing such election, the vacancy may be filed by the Board in the manner and by the vote provided for in subsection (a) above.

                  (c) If the entire Board of Directors shall become vacant, any stockholder may call a special meeting in the same manner that a Managing Director and Co-President may call such meeting, and directors for the unexpired term may be elected at such special meeting in the manner provided for their election at annual meetings.

                  (d) A director appointed or elected to fill a vacancy shall serve until the next annual meeting of stockholders and until a successor is elected and qualifies.

Section 8. Rules and Regulations.
---------------------------------

                  The Board of Directors may adopt such rules and regulations for the conduct of its
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meetings and the  management  of the affairs of the  Corporation  as it may deem proper and not inconsistent with the laws of the State of Maryland or these Bylaws or the Charter.

Section 9. Committees.
----------------------

                  The Board of Directors may appoint from among its members an executive committee, an audit committee and other committees composed of three or more directors. A majority of the members of any committee so appointed shall be Independent Directors if the Corporation seeks to remain qualified as a real estate investment trust, or to the extent required by applicable rules or policies of any securities exchange or other similar facility. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except those powers specifically denied by law. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

                  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

                  One-third (1/3), but not less than two (2), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

                  Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. Action of a committee without a meeting may be taken by unanimous written consent signed by all members of the committee.

                  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.
                                        9
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Section 10. Compensation.
-------------------------

                  The directors may receive a stated salary for their services, and/or a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting. The stated salary and attendance fee, if any, shall be determined by resolution of the Board; provided, however, that nothing herein contained shall be construed as precluding a director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Place of Meetings.
------------------------------

                  Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. The time and place of meeting may be fixed by the party making the call.

Section 12. Informal Action by the Directors.
---------------------------------------------

                  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of the Board.

Section 13. Telephone Conference.
---------------------------------

                  Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

                                  ARTICLE III.
                                  ------------

                                    Officers
                                    --------

Section 1. In General.
----------------------

                  The Board of Directors shall elect not more than three Managing Directors who shall also serve as Co-Presidents, one or more Vice Presidents, a Treasurer, a Secretary, and such Assistant Secretaries and Assistant Treasurers as the Board may from time to time deem appropriate. All officers shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. Any two of the above offices, except those of a Co-President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees with such powers and duties as the Board may deem proper. In its discretion, the Board of Directors may leave unfilled any offices except those of Managing Director, Co-President, Treasurer and Secretary.
                                       10
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Section 2. Managing Director.
-----------------------------

                  Each Managing Director shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. Each Managing Director shall, if present, preside over the meetings of the Board and of the stockholders on a rotating basis such that a Managing Director shall preside over no more than one consecutive Board meeting or one consecutive stockholders meeting.

Section 3. Co-President.
------------------------

                  Each Co-President shall have the responsibility for the active management of the business and general supervision and direction of all of the affairs of the Corporation. Each Co-President shall perform such other duties as may be assigned by the Board of Directors or the Executive Committee. Each Co-President shall have the authority on the Corporation's behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer. Each Co-President shall perform such other duties as the Board of Directors may direct.

Section 4. Vice Presidents.
---------------------------

                  The Vice Presidents, in the order of priority designated by the Board of Directors, shall be vested with all the power and may perform all the duties of a Co-President in the latter's absence. They may perform such other duties as may be prescribed by the Board of Directors or the Executive Committee or a Co-President.

Section 5. Treasurer.
---------------------

                  The Treasurer shall have general supervision over the finances of the Corporation and shall perform such other duties as may be assigned by the Board of Directors or a Co-President. If required by resolution of the Board, the Treasurer shall furnish bond (which may be a blanket bond) with such surety and in such penalty for the faithful performance of duty as the Board of Directors may from time to time require, the cost of such bond to be defrayed by the Corporation.

Section 6. Secretary.
---------------------

                  The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. The Secretary shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of the meetings of the stockholders, the annual statement of affairs of the Corporation and any voting trust or other stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable
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
business hours. The Secretary shall perform such other duties as may be assigned by the Board of Directors.

Section 7. Assistant Treasurer and Secretary.
---------------------------------------------

                  The Board of Directors may designate from time to time Assistant Treasurers and Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board of Directors or a Co-President.

Section 8. Compensation; Removal; Vacancies.
--------------------------------------------

                  The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. The Board of Directors shall have the power at any regular or special meeting to remove any officer, if in the judgment of the Board the best interests of the Corporation will be served by such removal. The Board of Directors may authorize any officer to remove subordinate officers. The Board of Directors may authorize the Corporation's employment of an officer for a period in excess of the term of the Board. The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.

Section 9. Substitutes.
-----------------------

                  The Board of Directors may from time to time in the absence of any one of its officers or at any other time, designate any other person or persons, on behalf of the Corporation to sign any contracts, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by any regular officer.

                                   ARTICLE IV.
                                   -----------

                                   Resignation
                                   -----------

                  Any director or officer may resign from office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE V.
                                   ----------

                             Commercial Paper, Etc.
                             ----------------------

                  All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock, contracts, or written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and shall be signed by any one or more of the following officers as the Board of Directors may from time to time designate, i.e. a Managing Director, a Co-President, any Vice President, or the Treasurer, or by such other person or persons as the Board of Directors or Executive Committee may from time to time designate.

                                   ARTICLE VI.
                                   -----------

                                   Fiscal Year
                                   -----------

                  The fiscal year of the Corporation shall cover such period of 12 months as the Board of Directors may determine. In the absence of any such determination, the accounts of the Corporation shall be kept on a calendar year basis.

                                  ARTICLE VII.
                                  ------------

                                      Seal
                                      ----

                  The seal of the Corporation shall be in the form of two concentric circles inscribed with the name of the Corporation and the year and State in which it is incorporated. The Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, shall have the right and power to attest to the corporate seal. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word "(SEAL)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                                  ARTICLE VIII.
                                  -------------

                                      Stock
                                      -----

Section 1. Issue.
-----------------

                  Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class of shares of stock owned in the Corporation Each certificate shall be signed by a Managing Director and Co-President or any Vice President, and countersigned by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and sealed with the seal of the Corporation. The signatures of the Corporation's officers and its corporate seal appearing on stock certificates may be facsimiles if each such certificate is authenticated by the manual signature of an officer of a duly authorized transfer agent. Stock certificates shall be in such form not inconsistent with law or with the Charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the

Corporation, whether by reason of death, resignation or otherwise, before such certificate is issued, then the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of such issuance.

Section 2. Transfers.
---------------------

                  The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation, or, as the case may be, of its transfer agent and/or of its registrar, upon surrender and cancellation of a certificate or certificates for a like number of shares.

Section 3. Record Dates for Dividends and Stockholders' Meeting.
----------------------------------------------------------------

                  The Board of Directors may fix a date not exceeding 90 days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, the record date shall be not less than ten days prior to the date of the meeting.

Section 4. New Certificates.
----------------------------

                  In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon indemnity to the Corporation against loss and upon such other terms and conditions as it may deem advisable. The Board of Directors may delegate such power to any officer or officers of the Corporation or to any transfer agent or registrar of the Corporation; but the Board of Directors, such officer or officers or such transfer agent or registrar may, in their discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                                   ARTICLE IX.
                                   -----------

                                     Notice
                                     ------

Section 1. Notice to Stockholders.
----------------------------------

                  Whenever by law or these Bylaws notice is required to be given to any stockholder, such notice shall be in writing and may be given to each stockholder by leaving the same at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder's address as it appears on the books of the Corporation or its transfer agent. Such leaving or mailing of notice shall be deemed the time of giving such notice.

Section 2. Notice to Directors and Officers.
--------------------------------------------

                  Whenever by law or these Bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal notice to such director or officer, by telephone communication with such director or officer personally, by telecopy, by telegram, cablegram or radiogram, or by leaving the notice at his residence or usual place of business, or by mail. The time when such notice shall be consigned to a communication company for delivery shall be deemed to be the time of the giving of such notice, and four days after the time when such notice shall be mailed shall be deemed to be the time of the giving of such notice by mail.

Section 3. Waiver of Notice.
----------------------------

                  Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these Bylaws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.

                                   ARTICLE X.
                                   ----------

                      Voting of Stock in Other Corporations
                      -------------------------------------

                  Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by a Co-President or a Vice-President or by proxy or proxies appointed by a Co-President or a Vice-President, or otherwise pursuant to authorization "hereunto given by a resolution of the Board of Directors adopted by a vote of a majority of the directors.

                                   ARTICLE XI.
                                   -----------

                                 Indemnification
                                 ---------------

Section 1. Directors and Officers, Third Party Actions.
-------------------------------------------------------

                  The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was serving as an authorized representative of the Corporation (which, for the purposes of this Article, shall mean service, at the Corporation's request, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan) against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such action, suit or proceeding unless it is proved that the act or omission of the director was material to the cause of action adjudicated in the proceeding and: (a) was committed in bad faith; or (b) was the result of active and deliberate dishonesty; or (c) the director actually received an improper personal benefit in money, property or services, or, with respect to any criminal action or proceeding, the director had reasonable cause to believe his act or omission was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement shall not create a presumption that, with respect to any criminal action or proceeding, the director had reasonable cause to believe that his act or omission was unlawful. The termination of any action, suit or proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct set forth in the immediately preceding sentence.

Section 2. Directors and Officers Actions by or in the Right of the Corporation.
--------------------------------------------------------------------------------

                  The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an authorized representative of the Corporation, to the same extent set forth in Section 1 of this Article, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that a Court of appropriate jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

Section 3. Indemnification for Successful Defenses.
---------------------------------------------------

                  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding of the type referred to in Section 1 or 2 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Such a person who is not a director or officer of the Corporation may, at the discretion of the Corporation, be indemnified by the Corporation in any other circumstances to any extent if the Corporation would be required by Section 1 or 2 of this Article to indemnify such person in such circumstances to such extent if he were or had been a director or officer of the Corporation.

Section 4. Procedure.
---------------------

                  Indemnification under Section 1 or 2 of this Article may be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made:

                           (a) By the Board of Directors by a majority vote of a
quorum consisting of directors not, at the time, parties to the action, suit or proceeding ("disinterested directors"), or if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more disinterested directors designated to act in the matter by a majority vote of the full Board (which may include directors who are parties to the action, suit or proceeding); or

                           (b) By special legal counsel selected by the Board of
Directors or a committee of the Board by vote as set forth in (a) above, or if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by a majority vote of the full Board (which may include directors who are parties to the action, suit or proceeding); or

                           (c) By the stockholders.

Section 5. Advancing Expenses.
------------------------------

                  Expenses (including attorneys fees) incurred by a director or officer of the Corporation in connection with any civil or criminal action, suit or proceeding of the type referred to in Section 1 or 2 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of (i) a written affirmation by the director or officer of his good faith belief that the standard of conduct necessary for indemnification by the Corporation as required by Section 1 of this Article or by law; and (ii) a written undertaking by or on behalf of a director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as required in this Article or authorized by law. Such expenses incurred by an employee or agent who is not a director or officer of the Corporation may be paid by the Corporation in advance when authorized by the Board of Directors upon receipt of a similar undertaking. The repayment obligation represented by an undertaking pursuant to this Section need not be secured and may be accepted without reference to financial ability to make the repayment.

Section 6. Scope of Article.
----------------------------

                  Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article.

                  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office or position, and shall continue as toa person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE XII.
                                  ------------

                                   Amendments
                                   ----------

                  These bylaws may be amended or replaced, or new bylaws may be adopted, either (a) by the vote of the stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon at any duly organized annual or special meeting of stockholders; or (b) with respect to those matters which are not by statute reserved exclusively to the stockholders, by vote of a majority of the Board of Directors of the Corporation in office at any regular or special meeting of directors. It shall not be necessary to set forth such proposed amendment, repeal or new bylaws, or a summary thereof, in any notice of such meeting, whether annual, regular or special.

         Without prior approval of the shareholders, the board of directors will not take any action or omit to take any action which would cause or result in failure of the corporation to qualify as a real estate investment trust within the meaning of the Internal Revenue Code of 1986, as amended (a "REIT"). The board of directors shall cause the corporation to exercise all of its rights to prevent transfer of shares, or to redeem shares, to cause the corporation not to fail to qualify as a REIT. This Section may not be amended without the approval of the shareholders in accordance with Article XII.

                             Secretary's Certificate
                             -----------------------

         I, Larry W. Seay, Secretary of Monterey Homes Corporation (the "Corporation"), do hereby certify that the foregoing is a true and correct copy of the Corporation's Amended and Restated Bylaws as approved by the Board of Directors of the Corporation on June 10, 1998.

         IN WITNESS WHEREOF, I have hereunto set my hand on this 10th day of June, 1998.


                                            --------------------------
                                            Larry W. Seay, Secretary

RESOLVED, that the form of Amended and Restated Bylaws presented and reviewed by each director is hereby approved and adopted and the Secretary of the Corporation is authorized and directed to certify as to such adoption.
                                       19